Exhibit 29



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549





                            FORM 11-K


     (Mark One)

     X Annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (Fee Required)

     For the fiscal year ended     December 31, 1993

                               OR

        Transition report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (No Fee Required)

     For the transition period from            to

     Commission file number   1-4663


A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:

                    CROMPTON & KNOWLES CORPORATION
                    EMPLOYEE STOCK OWNERSHIP PLAN

B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                    Crompton & Knowles Corporation
                    One Station Place - Metro Center
                    Stamford, Connecticut  06902




11k93A




                 CROMPTON & KNOWLES CORPORATION

                  Employee Stock Ownership Plan

                          EXHIBIT INDEX

      Form 11-K for the Fiscal Year Ended December 31, 1993

Exhibit                       Description
  No.                         of Exhibit

  1. Consent of KPMG Peat Marwick, independent certified public accountants.




































                                 CROMPTON & KNOWLES CORPORATION

                                 EMPLOYEE STOCK OWNERSHIP PLAN

                                 STATEMENTS OF FINANCIAL CONDITION

                                 DECEMBER 31, 1993 AND 1992


                                 PLAN ASSETS AND EQUITY


1993
          1992
                                          Fixed         C&K
 Equity     Advisers   Mortgage                     Fixed
C&K         Equity     Advisers   Mortgage
                                       Income Fund   Stock Fund
  Fund        Fund       Fund       Total        Income Fund
Stock Fund      Fund        Fund       Fund       Total
Investments:

  Common stock of Crompton
  & Knowles Corporation -
  1,919,290 shares at market
  value (cost $ 10,417,226)
  in 1993 and 2,056,509
  shares at market value
  (cost $ 8,768,286) in 1992          $      -     $ 42,224,380 $
    -     $     -    $     -    $ 42,224,380    $      -     $
45,757,325 $      -     $     -    $     -    $ 45,757,325

  Hartford Life Insurance
  Company group annuity
  contract                              13,290,019        -
1,760,745    466,213    194,925   15,711,902      12,033,505
 -        1,313,388    356,048    142,050   13,844,991

Cash and short-term
investments at cost,
which approximates market                  133,705      314,546
   55,918      9,121      6,888      520,178          25,164
32,460       25,764      4,563      4,894       92,845

Contribution receivable
from Crompton & Knowles
Corporation                                205,991      142,674
      983      7,258      7,166      364,072          65,491
268,176       18,591      4,912      3,663      360,833

Plan Assets and Equity                $ 13,629,715 $ 42,681,600 $
1,817,646 $  482,592 $  208,979 $ 58,820,532    $ 12,124,160 $
46,057,961 $  1,357,743 $  365,523 $  150,607 $ 60,055,994



\11K\93AE
                                 See accompanying notes to
financial statements






                              CROMPTON & KNOWLES CORPORATION

                              EMPLOYEE STOCK OWNERSHIP PLAN

                              STATEMENTS OF INCOME AND CHANGES IN
PLAN EQUITY

                              FOR THE YEARS ENDED DECEMBER 31,
1993, 1992 AND 1991

                                                          1993

     1992
                   1991
                                    Fixed         C&K
Equity      Advisers     Mortgage                      Fixed
  C&K         Equity      Advisers     Mortgage
  Fixed         C&K         Equity
                                 Income Fund   Stock Fund      Fund

       Fund         Fund        Total        Income Fund   Stock
Fund      Fund         Fund         Fund        Total        Income
Fund   Stock Fund      Fund
Investment income:

  Cash dividends on
  investment in common
  stock of Crompton &
  Knowles Corporation and
  interest on short-term
  investments                   $      1,755 $    755,945 $
1,371 $        352 $        288 $    759,711    $      2,822 $
623,066 $      1,391 $         98 $         14 $    627,391    $
   3,985 $    507,573 $        951 $

  Realized gain on sale
  of investments and
  withdrawals                          -        4,614,837        -
          -            -        4,614,837           -
1,609,135        -            -            -        1,609,135
     -        2,087,917        -

  Interest earned - John
  Hancock Mutual Life
  Insurance Company group
  annuity contract                     -            -            -
          -            -            -             639,652        -
          -            -            -          639,652
1,039,300        -            -

  Interest earned - Hartford
  Life Insurance Company
  group annuity contract             865,918        -            -
          -            -          865,918         357,397        -
          -            -            -          357,397           -
          -            -


  Other expenses                       -            -            -
          -            -                0           -            -
          -            -            -            -
(18)       -             (609)

  Net investment income              867,673    5,370,782
1,371          352          288    6,240,466         999,871
2,232,201        1,391           98           14    3,233,575
 1,043,267    2,595,490          342

Increase (decrease) in unrealized
appreciation of investments            -       (5,181,885)
206,916       42,937        8,885   (4,923,147)          -
(247,893)     112,809       16,268           50     (118,766)
    -       24,456,760      157,008

Contributions:
  Employee Rollovers                  13,566        -            -
          -            -           13,566          73,660        -
          -            -            -           73,660
40,571        -            -
  Employees                          860,790    1,435,118
207,199       67,839       56,070    2,627,016         844,818
1,274,968      137,469       20,158       18,867    2,296,280
   867,495      847,569       96,435
  Employer - Net of
  forfeitures                          -        1,617,481        -
          -            -        1,617,481           -
1,276,023        -            -            -        1,276,023
     -          895,208        -

Withdrawals and
Distributions                     (1,684,871)  (5,012,089)
(67,674)     (42,839)      (3,371)  (6,810,844)     (1,259,484)
(1,771,906)     (32,334)      (2,781)        (324)  (3,066,829)
 (2,095,127)  (1,858,147)     (95,961)

Employee interfund
transfers                          1,448,397   (1,605,768)
112,091       48,780       (3,500)           0        (446,172)
(394,098)     376,490      331,780      132,000            0
1,341,896   (1,284,250)     (57,646)

Net increase/(decrease) in
Plan Equity for the year           1,505,555   (3,376,361)
459,903      117,069       58,372   (1,235,462)        212,693
2,369,295      595,825      365,523      150,607    3,693,943
 1,198,102   25,652,630      100,178

Plan Equity at beginning
of year                           12,124,160   46,057,961
1,357,743      365,523      150,607   60,055,994      11,911,467
43,688,666      761,918        -            -       56,362,051
 10,713,365   18,036,036      661,740











Plan Equity at end of year      $ 13,629,715 $ 42,681,600 $
1,817,646 $    482,592 $    208,979 $ 58,820,532    $ 12,124,160 $
46,057,961 $  1,357,743 $    365,523 $    150,607 $ 60,055,994
$ 11,911,467 $ 43,688,666 $    761,918 $



\11K\93INC
                              See accompanying notes to financial
statements



































































  Advisers     Mortgage
    Fund         Fund        Total







      -     $      -     $    512,509



      -            -        2,087,917




      -            -        1,039,300



      -            -            -


      -            -             (627)

      -            -        3,639,099


      -            -       24,613,768


      -            -           40,571
      -            -        1,811,499

      -            -          895,208


      -            -       (4,049,235)


      -            -                0


      -            -       26,950,910


      -            -       29,411,141











      -     $      -     $ 56,362,051
































                 CROMPTON & KNOWLES CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN

                Financial Statements and Schedule

                   December 31, 1993 and 1992

           (With Independent Auditors' Report Thereon)

                 CROMPTON & KNOWLES CORPORATION
                  EMPLOYEE STOCK OWNERSHIP PLAN
                    DECEMBER 31, 1993 and 1992


1.  Basis of Presentation
    The accompanying financial statements have been prepared on an accrual basis. Securities transactions are recorded on the trade date, and dividend income is recorded on the ex-dividend date.

2.  Plan Description
    The Employee Stock Purchase and Savings Plan was adopted by the

   Board of Directors of Crompton & Knowles Corporation (the "Corporation") on January 27, 1976. Effective July 1, 1989 the
 Board of Directors amended the Plan to convert it into an Employee Stock Ownership Plan (the "Plan"). The Plan permits an eligible employee to elect to participate by authorizing a withholding of an amount equal to 1%, 2%, 3%, 4%, 5% or 6% of compensation as the basic contribution to the Plan.
    Contributions by the Corporation to the Plan were made at an amount equal to 66 2/3% of each participating employee's basic employee contribution to the Plan.

    Funds contributed under the Plan are held in a trust fund (the "Trust") and were invested in five investment funds, the
Crompton & Knowles Stock Fund ("C&K Stock Fund"), the Fixed
Income Fund, the Equity Fund, the Advisers Fund, and the
Mortgage Fund.

    The C&K Stock Fund is a fund invested entirely in common stock of Crompton & Knowles Corporation, and contributions by the
Corporation to the Plan are invested in this fund. The market value of the common stock is based on quotations from the New
York Stock Exchange.

    The Fixed Income Fund is a fund invested under an agreement with Hartford Life Insurance Company (the "Hartford") pursuant to which the Hartford guarantees the repayment of principal and the payment of interest on all amounts on deposit at an effective annual rate of interest of 7.25% on, and after, January 1, 1993 (7.50% for the period August 1, 1992 through December 31, 1992).

    Prior to August 1, 1992 the Fund was invested under an agreement with John Hancock Mutual Life Insurance Company
("John Hancock") pursuant to which John Hancock guaranteed repayment of principal and the payment of interest on all amounts on deposit at an effective annual rate of 11.00% for the period August 1, 1989 to July 31, 1990, and 9.75% for the period August 1, 1990 to July 31, 1992.

Employee Stock Ownership Plan - Notes Page 2


    The value of the Fixed Income Fund is based on contributions invested and reinvested, interest earned, less withdrawals and distributions.

    The Equity Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account A, which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford. This fund invests primarily in equity securities such as common stocks and securities convertible into common stock. The Equity Fund is valued based on a unit value as determined by the fund manager as follows:

                             12/31/93        12/31/92
        Unit Value             $90.358         $78.779
        Total Units Held    19,486.327      16,671.870

    The related cost of the Equity Fund at December 31, 1993 was $1,459,278, and $1,218,975 at December 31, 1992.

    Prior to October 31, 1992 the Equity Fund was invested under the terms of a group annuity contract with John Hancock in the Pooled Common Stock Class 1L Account of Independence Investment
   Associates, Inc., an affiliate of John Hancock. This fund invested in equity securities such as common stock and securities convertible into common stock.

    The Advisers Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account V which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford. Assets in the Separate Account V are invested in the HVA Advisers Fund, Inc. The Hartford Investment Management Company
 is an investment advisor to the fund, and Wellington Management
  Company is the funds sub-advisor. This fund invests in common stocks, debt securities, and money market instruments. The
Advisors Fund is valued based on a unit of value as determined by the fund manager as follows:

                             12/31/93        12/31/92
        Unit Value              $1.383          $1.238
        Total Units Held   337,151.770     287,585.918

    The related cost of the Advisors Fund at December 31, 1993 was $407,010, and $339,780 at December 31, 1992.

Employee Stock Ownership Plan - Notes
Page 3


    The Mortgage Fund is a fund invested under the terms of a group annuity contract with the Hartford in the Separate Account G which is a pooled separate account maintained by the Hartford with respect to a portion of its assets, in connection with the contract and other similar contracts issued by the Hartford. The assets in the Separate Account G are invested solely in the
 Hartford GNMA/Mortgage Securities Fund. Inc. The Hartford Investment Management Company is an investment advisor to the fund. This fund invests in mortgage related securities, including securities issued by the Government National Mortgage
 Association. The Mortgage Fund is valued based on a unit value as determined by the fund manager as follows:

                              12/31/93       12/31/92
        Unit Value             $27.201        $25.706
        Total Units Held     7,166.071      5,525.936

    The related cost of the Mortgage Fund at December 31, 1993 was $185,990, and $142,000 at December 31, 1992.

    Assets in any of the five funds may be invested in short term government or other securities pending permanent investment.
  Earnings on each fund will be reinvested in that fund.

    Each participant is permitted to elect to have his basic contribution invested in any of the five funds in 10%
    increments. As of December 31, 1993 and 1992 the number of participants by fund were as follows:

                                  1993           1992
 C&K Stock Fund           1,240          1,204
        Fixed Income Fund          867            861
        Equity Fund                312            286
        Advisers Fund              102             86
        Mortgage Fund               98             90

    As of the first day of any month, but not more frequently than once in any six-month period, a participant may elect to transfer any part of the value of his basic employee account or his supplemental employee account, which is invested in one of the funds, to any of the other funds except the Fixed Income
Fund and the Mortgage Fund. Any such transfer must be in increments of 5% of the amount invested in the fund from which the transfer is being made.

3.  Income Taxes
    The Internal Revenue Service has issued a determination letter to the effect that the Plan as amended through 1985 is a qualified plan under Section 401(a) of the Internal Revenue
Code of 1954 (the Code), as amended.
Employee Stock Ownership Plan - Notes
Page 4


    Effective as of July 1, 1989, the Board of Directors of the Corporation amended the Plan to convert it to an employee stock ownership plan. The amendments to the Plan included both changes to convert the Plan to an employee stock ownership plan and other changes required or permitted by the Code.
    Management and counsel believe that these amendments will not effect the qualified status of the Plan.

    It is believed that, in general, the Federal income tax consequences of participation in the Plan under present law will be as follows:

    Participants are not subject to Federal income tax on employer contributions made under the Plan or on income earned by the
 Trust until amounts are withdrawn or distributed.  Any
    withdrawal from the Plan will be tax free to the extent of the participant's contributions to the Plan prior to 1987. If the amount exceeds such pre-1987 contributions of the participant, the excess will be treated as being in part a tax free return of the participant's contribution made to the Plan after 1986 and in part as a taxable distribution subject to federal income tax at ordinary rates based on the ratio at the time of withdrawal of the total participant's contributions after 1986 to the total value of the participant's accounts. If the withdrawal or distribution qualifies as a lump sum distribution, amounts attributable to participation in a predecessor plan prior to 1974 may qualify for capital gains treatment (phased out over the years 1987-1991), and the ordinary income portion attributable to post-1973 participation may be taxed under a special five-year income averaging provision if the participant is over age 59 1/2 (or a special ten-year income averaging provision if the participant turned
50 before January 1, 1986). If a distribution includes shares of common stock of Crompton & Knowles Corporation, taxation of any appreciation in the value of such shares over their cost to the Trust will be deferred until the later sale or exchange of such shares. Taxable withdrawals or distributions after
January 1, 1987, in addition to being taxed as ordinary income will be subject to an additional 10% income tax unless the withdrawal or distribution is on account of the death or disability of the participant, is made after he turns age 59
1/2 or retires after age 55, or is used for certain deductible medical expenses. A participant who receives total distributions from all retirement plans in a single year in excess of $150,000 ($144,551 in some cases) may be subject to an excise tax of 15% of the excess amount.

Employee Stock Ownership Plan - Notes
Page 5


    The foregoing is only a brief summary of the tax consequences of participation in the Plan. Each participant should consult his own personal advisors with respect to the tax consequences of making any elections under the Plan and for purposes of determining his own tax liability.

4.  Participant Vesting
    A participant in the Plan is fully vested in all of his accounts under the Plan upon his death, retirement, disability, or attainment of age 65 or upon change in control of the Corporation. A participant whose employment terminates for any reason before his death or retirement is entitled to receive l00% of his own contributions plus earnings thereon and will receive his employer contribution account plus earnings thereon based upon a schedule under which the account is 100% vested after five years of participation in the Plan, or after completion of five years of service with the Corporation. The non-vested portion of the employer contribution account will be forfeited under certain circumstances and held to reduce future contributions to be made by the Corporation to the Plan.

5.  Investments
    A.  Unrealized appreciation in Crompton & Knowles
        Corporation common stock:

                              12/31/93     12/31/92     12/31/91

        Unrealized
        apprec. at the
        beginning of
        the year             $36,989,039  $37,236,932  $12,780,172

        Unrealized
        apprec. at the
        end of the year       31,807,154   36,989,039   37,236,932

        Increase/(decrease)
        in unrealized
        appreciation         $(5,181,885) $(  247,893) $24,456,760

Employee Stock Ownership Plan - Notes
Page 6


    B.  Net purchases (sales) of shares of Crompton & Knowles
   Corporation common stock consist of the following:

                        Contributions                   Net
                      And        Sales and    Purchases
               Purchases    Withdrawals    (Sales)

        1993
        No. of shares        131,841        269,060       (137,219)

       Cost amount       $2,924,833     $1,275,893    $1,648,940

        1992
        No. of shares        156,816       105,023         51,793
       Cost amount       $3,062,632     $ 409,398     $2,653,234

        1991
        No. of shares         53,568        94,669        (41,101)
       Cost amount       $1,524,738     $ 498,748     $1,025,990

    C.  Gain on sale of investments and withdrawals of Crompton &
       Knowles Common Stock:

                              1993           1992          1991
       Aggregate
        proceeds          $5,890,730      $2,018,533   $2,586,665

        Aggregate cost
        (FIFO)             1,275,893         409,398      498,748

        Net gain          $4,614,837      $1,609,135   $2,087,917



6.  Plan Expenses
    Significant costs of Plan administration, which are payable from the Trust or by the Corporation, are generally paid by the
  Corporation.





11k93C
































                   Exhibit No. 1 to Form 11-K





















11k93D
1

                   INDEPENDENT AUDITORS REPORT




The Board of Directors
Crompton & Knowles Corporation:


We have audited the accompanying statements of financial condition of Crompton & Knowles Corporation Employee Stock Ownership Plan (the Plan) as of December 31, 1993 and 1992, and the related statements of income and changes in plan equity for each of the years in the three-year prior period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1993 and 1992, and the results of its operations for each of the years in the three-year period ended December 31, 1993 in conformity with generally accepted accounting principles.


                                                     /S/KPMG Peat
Marwick


Stamford, Connecticut
March 14, 1994






11k93D
2